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                                                                   EXHIBIT 10.2



                                 PROMISSORY NOTE

SALT LAKE CITY, UTAH

$20,000,000.00                                                 NOVEMBER 26,1998

                  For value received, MOTOR CARGO INDUSTRIES, INC. AND MOTOR CARGO (referred to as "Borrower") jointly and severally, promises to pay to the order of ZIONS FIRST NATIONAL BANK, a national banking association (hereinafter referred to as "Zions" or "Lender") at its office in Salt Lake City, Utah, the sum of Twenty Million and 00/1 00 Dollars ($20,000,000.00)or such other principal balance as may be outstanding hereunder in lawful money of the United States with interest thereon at an interest rate hereinafter described.

                  Payments. Commencing December l5,1998, and continuing on the same day of each month thereafter, accrued interest shall be due and payable. In any event, the unpaid balance of principal and any accrued but unpaid interest shall be due and payable no later than April 15, 2000. When the interest rate hereon is adjusted, the monthly payment shall be adjusted by Zions to provide for an amortization schedule which will pay this Promissory Note in full by April 15, 2000.

                  Interest Rate. Prime Rate means an index which is determined daily by the published commercial loan variable rate index held by any two of the following banks: Chase Manhattan Bank, Wells Fargo Bank N.A., and Bank of America N.T. & S.A. In the event no two of the above banks have the same published rate, the bank having the median rate will establish the Prime Rate. If, for any reason beyond the control of Zions, any of the aforementioned banks becomes unacceptable as a reference for the purpose of determining the Prime Rate used herein, Zions may, five days after posting notice, substitute another comparable bank for the one determined unacceptable. As used in this paragraph, "comparable bank" shall mean one of the ten largest commercial banks headquartered in the United States of America. This definition of Prime Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the variable interest rate used herein. It is not the lowest rate at which Zions may make loans to any of its customers, either now or in the future.

                  Unless Borrower elects a fixed rate of interest, as provided below, this Promissory Note will bear interest at a variable rate equal to the Prime Rate less 0.25% per annum. The variable interest rate will change immediately and automatically with each change in the Prime Rate.

                  At such times and in such amounts as Borrower may elect, all or a portion of the outstanding balance may be converted to a fixed rate of interest equal to the thirty (30), sixty (60), ninety (90), one hundred eighty
(180) or three hundred sixty five (365) day London Interbank Offered Rate (LIBOR) for a period corresponding to the LIBOR term chosen plus 2.35%per annum. Borrower may not choose a period which extends past the maturity date of this Promissory Note. Upon expiration of the applicable fixed rate period, Borrower may elect to have such portion of the Promissory Note accrue interest at an elected LIBOR Rate or the variable rate. If no election is made, such portion of the Promissory Note will bear interest at the variable rate equal to the Prime Rate less 0.25% per annum. Borrower shall not prepay any amounts which accrue interest at a fixed rate, nor may a fixed rate be converted to a variable rate until the expiration of the fixed rate option. ln the event that a LIBOR Rate is not available on such dates, the interest rate shall be the applicable variable rate. Zions will maintain records, which may be computerized, which will specify the interest rates payable hereon. Borrower will promptly notify Zions of any possible error contained in any records which are provided to Borrower.

                  Prepayment. The Borrower shall pay to the Bank a fee with respect to the prepayment of any or all of the remaining principal balance of the term loan in an amount equal to the prepaid principal amount times the difference between: a) the "Current LIBOR" and; b) the Original LIBOR: times the number of years and fractional years remaining until the earlier of maturity or the next repricing, except that: (1) No prepayment fee shall be required if the "Current LIBOR" is greater than the "Original LIBOR"; and, (11) up to five percent (5%), non-cumulative, of the original Principal Indebtedness may be prepaid in any year without payment of any prepayment fee.



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         LIBOR is defined as the dollar London Interbank Offered Rate as quoted by the British Bankers Association on the Telerate System, or the offered side as quoted by Lasser, Marshall, Inc., or another New York based broker.

         "Current LIBOR" is defined to be the LIBOR in effect on the date of the prepayment for a term equal to the time to the earlier of maturity or the next repricing date.

         "Original LIBOR" is defined to be the LIBOR in effect on the more recent of the date the loan was made or most recent repricing for a term equal to the time to the earlier of maturity or the next repricing date.

                   As used herein, Lender's thirty (30), sixty (60), ninety
(90), one hundred eighty (180) or three hundred sixty five (365) day LIBOR Rate shall mean the rates per annum quoted by Lender as Lender's thirty (30), sixty
(60), ninety (90), one hundred eighty (180) or three hundred sixty five (365) day LIBOR Rate based upon quotes for the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates, Lasser Marshall Inc., or other comparable services. This definition of Lender's thirty (30), sixty (60), ninety (90), one hundred eighty (180) or three hundred sixty five (365) day LIBOR Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender's thirty (30), sixty (60), ninety (90), one hundred eighty (180) or three hundred sixty five (365) LIBOR Rate may not necessarily be the same as the quoted offer side in the eurodollar time deposit market by any particular institution or service applicable to any interest period.

                  Not withstanding any other provision in this Promissory Note, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender to maintain or fund advances based on Lender's thirty
(30), sixty (60), ninety (90), one hundred eighty (180) or three hundred sixty five (365) day LIBOR Rate, then upon notice to Borrower by Lender, interest accruing on the outstanding principal balance under this Promissory Note, together with interest already accrued thereon, shall, at the election of Lender, be immediately converted to the applicable variable rate.

                  Notwithstanding anything to the contrary herein, if Lender determines (which determination shall be conclusive) that quotations of interest rates referred to in the definition of Lendees thirty (30), sixty (60), ninety
(90), one hundred eighty (180) or three hundred sixty five (365) day LIBOR Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of Lendees determining Lendees thirty (30), sixty (60), ninety
(90), one hundred eighty (180) or three hundred sixty five (365) day, or if Lender determines (which determination shall be conclusive) that Lender's thirty
(30), sixty (60), ninety (90), one hundred eighty (180) or three hundred sixty five (365) day LIBOR Rate does not accurately cover the cost to Lender of making or maintaining advances based on Lender's thirty (30), sixty (60), ninety (90), one hundred eighty (180) or three hundred sixty five (365) day LIBOR Rate, then Lender shall give notice thereof to Borrower, whereupon, until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the interest rate hereunder shall be converted to the applicable variable rate.

                  Any advance under this Promissory Note which accrues interest at the variable rate may be prepaid in whole or in part without penalty provided that any partial prepayment will not defer any monthly installments.

                   Interest on this Promissory Note is computed on a 365/365 simple interest basis; that is, interest is computed by applying the ratio of the annual interest rate over a year of 365 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at lenders address located at #1 South Main, Salt Lake City, Utah 84111, or at such other place as Lender maintains Banking Centers.



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                  Application of Payments. Any and all payments by Borrower
under this Promissory Note shall be applied as follows: first, to the repayment of any Lender Expenditures advanced by Lender hereunder or pursuant to the loan documents relating to the Promissory Note; second, to the payment of any late charges; third, to the payment of accrued interest on the principal indebtedness; and fourth, to the payment of the principal indebtedness hereunder.

                  Lender's Expenditures. Borrower agrees to pay on demand any expenditures made by Lender in accordance with the loan documents relating to this Promissory Note, including, but not limited to, the payment of taxes, insurance premiums, costs of maintenance and preservation of the collateral, common expense and other assessments relating to the collateral, and attorney fees and costs incurred in connection with any matter pertaining hereto or to the security pledged to secure the principal indebtedness under this Promissory Note or any portion thereof (collectively the "Lender Expenditures"). At the election of Lender, all Lender Expenditures may be added to the unpaid balance of this Promissory Note and become a part of and on a parity with the indebtedness secured by the collateral and shall accrue interest at such rate as may be computed from time to time in the manner prescribed in this Promissory Note.

                  Zions shall maintain appropriate records of advances, repayments and the interest rates applicable to the advances. Such records may consist of computer records and shall be deemed correct.

                  Default. Borrower will be in default if any of the following happens: (a) Borrower fails to make payment when due; (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Promissory Note or any agreement related to this Promissory Note, or in any other agreement or loan Borrower has with Lender; (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement in favor of any other creditor or person that may materially affect any of Borrower's property of Borrowees ability to repay this Promissory Note or perform Borrower's obligations under this Promissory Note or any document or agreement related to this Promissory Note and the transaction evidenced thereby; (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished; (e) Borrower dissolves (regardless of whether election to continue is made), any member withdraws from Borrower, any member dies, or any of the members or Borrower becomes insolvent, a receiver is appointed for any part of Borrowees property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (f) Any creditor tries to take any of Borrowers property on or in which Lender has a lien or security interest (this includes a garnishment of any of Borrower's accounts with Lender); (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note; (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired; (1) Lender in good faith deems itself insecure.

                  If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

                  Lender's Rights. Upon default, Lender may declare the entire unpaid principal balance on this Promissory Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at it option, may also, if permitted under applicable law, increase the variable interest rate on this Promissory Note 3.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Promissory Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorney's



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fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

                  Right of Setoff. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all I RA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender ,to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

                  If any payment of this Promissory Note becomes due and payable on a Saturday, Sunday or legal holiday for commercial banks under applicable banking laws, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the then applicable rate during such extension.

                  Borrower and all endorsers, sureties, and guarantors hereof hereby jointly and severally waive presentment for payment, demand, protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers, or modifications without notice and further consent to the release of any collateral or any part thereof, with or without substitution.

                  This Note has been delivered to Lender and accepted by Lender in the State of Utah. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction and venue of the courts of SALT LAKE County, the State of Utah. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah except as modified by the arbitration provisions.

Arbitration Disclosures:

1. Arbitration is usually final and binding on the parties and subject to only very limited review by a court.
2. The parties are waiving their right to litigate in court, including their right to a jury trial.
3. Pre-arbitration discovery is generally more limited and different from court proceedings.
4. Arbitrators' awards are not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited.
5. A panel of arbitrators might include an arbitrator who is or was affiliated with the banking industry.
6. If you have questions about arbitration, consult your attorney or the American Arbitration Association.

Arbitration Provisions:

         (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Promissory Note or any agreements or instruments relating hereto or delivered in connection herewith, and including but not limited to a claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration in accordance with the Commercial Arbitration Rules of the American
Arbitration Association. The arbitration proceedings shall be conducted in Salt Lake City, Utah. The arbitrator(s) shall have the qualifications set forth in subparagraph (c) hereto. All statutes of limitations which would otherwise be applicable in a judicial action brought by a party shall apply to any arbitration or reference proceeding hereunder.

         (b) In any judicial action or proceeding arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including but not limited to a claim based on or arising from an alleged tort, if the controversy or claim is not submitted to arbitration as provided and limited in subparagraph (a) hereto, all decisions of fact and law shall be determined by a reference in accordance with Rule 53 of the Federal Rules of Civil Procedure or Rule 53 of the Utah Rules of Civil




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Procedures or other comparable, applicable reference procedure. The parties shall designate to the court the referee(s) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored arbitration proceedings. The referee(s) shall have the qualifications set forth in subparagraph (c) hereto.

         (c) The arbitrator(s) or referee(s) shall be selected in accordance with the rules of the American Arbitration Association from panels maintained by the Association. A single arbitrator or referee shall be knowledgeable in the subject matter of the dispute. Where three arbitrators or referees conduct an arbitration or reference proceeding, the claim shall be decided by a majority vote of the three arbitrators or referees, at least one of whom must be knowledgeable in the subject matter of the dispute and at least one of whom must be a practicing attorney. The arbitrator(s) or referee(s) shall award recovery of all costs and fees (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs). The arbitrator(s) or referee(s) also may grant provisional or ancillary remedies such as, for example, injunctive relief, attachment, or the appointment of a receiver, either during the pendency of the arbitration or reference proceeding or as part of the arbitration or reference award.

         (d) Judgment upon an arbitration or reference award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration or reference award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000); if the award exceeds that limit, either party may commence legal action for a court trial de novo. Such legal action must be filed within thirty (30) days following the date of the arbitration or reference award; if such legal action is not filed within that time period, the amount of the arbitration or reference award shall be binding. The computation of the total amount of an arbitration or reference award shall include amounts awarded for arbitration fees, attorneys' fees, interest, and all other related costs.

         (e) At Zions option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of a power of sale under the deed of trust or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (f) Notwithstanding the applicability of other law to any other provision of this Promissory Note, the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., shall apply to the construction and interpretation of this arbitration section.

                  This Promissory Note evidences a revolving line of credit under which Borrower may repeatedly borrower and repay provided an event of default has not occurred.

                  This Promissory Note is secured by a Commercial Pledge Agreement of even date.



              MOTOR CARGO INDUSTRIES, INC.


              By:    /s/
                  ---------------------------------------
                  Lynn H. Wheeler, Vice President/CFO

              MOTOR CARGO, CO-BORROWER


              By:    /s/
                  ---------------------------------------
                  Lynn H. Wheeler, Vice President/CFO



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